UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2023

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On April 7, 2023, Lodging Fund REIT III, Inc. (the “Company” or the “General Partner”) as the general partner and on behalf of the limited partners of Lodging Fund REIT III OP, LP, the operating partnership subsidiary of the Company (the “Operating Partnership”), entered into the Thirteenth Amendment to the Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Amendment”), to establish the terms of a new series of limited partner units designated as Series Growth & Opportunity II Limited Partner Units (“Series GO II Limited Units”) to be issued from time to time. The following is a summary of the material terms of the Series GO II Limited Units. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Limited Partnership Agreement, as amended (the “Partnership Agreement”).

Series GO II Limited Units

Distributions

The holders of Series GO II Limited Units (“Series GO II Limited Partners”) will not receive any distributions from the Operating Partnership until after they have held their Series GO II Limited Units for a period of 18 months. Thereafter, the Series GO II Limited Partners will receive the same distributions payable to the holders of the Common Limited Units, the Series GO Limited Units, and General Partner Units (together with the Series GO II Limited Units, the “Participating Partnership Units”), other than with respect to proceeds received upon the sale or exchange of a property which are not reinvested in additional properties; provided, however, that upon any event in which capital is distributed to the Participating Partnership Units, the Series GO II Limited Units will only be distributed an amount equal to their positive Capital Account balances. Once the Series GO II Limited Units have received income allocations of Net Income (including book-up income) such that their Capital Accounts are equal to the other Participating Partnership Units, distributions will be made in proportion to their Units.

Upon the sale of all or substantially all of the General Partner Units held by the General Partner of the Operating Partnership or any sale, exchange or merger of the General Partner or the Operating Partnership (each, a “Termination Event”), or with respect to proceeds received upon the sale or exchange of a property which are not reinvested in additional properties, distributions will be made between the Series GO Limited Units and the other Participating Partnership Units (including the Series GO II Limited Units) as follows: (i) first, to the Participating Partnership Units in proportion to their Partnership Units until the General Partner Units have received 70% of their original capital contributions (determined on a grossed-up basis) reduced by any prior distributions received in connection with the sale of a property in which the sale proceeds are not reinvested in additional properties; (ii) second, to the Participating Partnership Units in proportion to their Partnership Units until each Participating Partnership Unit has received a Participating Amount ($1.00 for any period after December 31, 2020, $2.00 for any period after December 31, 2021 and $3.00 for any period after December 31, 2022, determined as a singular determination and not a cumulative determination); (iii) third, to the Participating Partnership Units (other than the Series GO Limited Units) in proportion to their Partnership Units until the General Partner Units have received any remaining unreturned original capital contributions; (iv) fourth, to the Series GO Limited Partners in proportion to their Series GO Limited Units until the amount distributed to the Series GO Limited Partners per Series GO Limited Unit is equal to the amount distributed to the Participating Partnership Units per Participating Partnership Unit (other than the Series GO Limited Partners) pursuant to (iii); and (v) thereafter, to the Participating Partnership Units in proportion to their Participating Partnership Units.

Voting

The Series GO II Limited Partners are not permitted to take part in the management or control of the business of the Operating Partnership. However, the Series GO II Limited Partners have the right to approve any amendments to the Partnership Agreement that affect the allocations, distributions and other rights of the Series GO II Limited Units set forth in the Partnership Agreement, other than with respect to the issuance of additional interests in the Operating Partnership.

Exchange Rights

Subject to restrictions on ownership in order to comply with the REIT rules, each Series GO II Limited Partner will have the right to exchange its Series GO II Limited Units for, at the option of the Operating Partnership, an equivalent number of shares of common stock of the Company (“Common Shares”), or cash equal to the fair market value of the Common Shares (the “Cash Amount”) which would have otherwise been received pursuant to such exchange; provided, however, that until such time as the Series GO II Limited Units have been allocated Net Income (including book-up income) such that their positive Capital Account balance is equal to the net asset value of the Company’s shares of common stock (the “Share NAV”), the exchange right will be limited and the Series GO II Limited Partners will only be entitled to receive a pro rata portion of a REIT Share equal to the positive Capital Account balance of the Series GO II Limited Unit divided by the Share NAV. The exchange right is not available until all of the following have occurred (the “Exchange Date”): (i) the Common Shares are listed on a national securities exchange, the occurrence of a Termination Event or, as determined in the sole discretion of the General Partner, the occurrence of a similar event; (ii) the Series GO II Limited Partner has held its Series GO II Limited Units for at least one year; (iii) the Common Shares to be issued pursuant to the redemption have been registered with the SEC and the registration statement has been declared effective, or an exemption from registration is available; and (iv) the exchange does not result in a violation of the shareholder ownership limitations set forth in the General Partner’s articles of incorporation. Notwithstanding the above, the General Partner may waive any of the requirements above in its sole discretion other than (ii) or (iv).

Call Right of the General Partner

In the event of a Termination Event or immediately prior to a Termination Event, the General Partner will have the right to purchase all of the Limited Partner Units (including the Series GO II Limited Units) held by a Limited Partner (the “Called Units”) for cash or, in the General Partner’s sole discretion, Common Shares in lieu of cash. A Limited Partner receiving a call notice from the General Partner will have no rights with respect to any interest in the Operating Partnership other than the right to receive payment for its Called Units.

Offering of Series GO II Limited Units

The Operating Partnership has commenced a separate offering for the purchase of the Series GO II Limited Units at a purchase price equal to 75% of the Share NAV. The purchase price based on the current Share NAV is $7.93 per Series Go II Limited Unit. The Series GO II Limited Units will be specially allocated all Net Income (including book-up income) in proportion to the 25% issue price shortfall, until the positive Capital Account balance of each Series GO II Limited Unit is equal to the Share NAV. As a result, the issuance of Series GO II Limited Units will be dilutive to the General Partner Units and therefore, to the shares of common stock of the Company.

The foregoing description of the Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

ITEM 2.02 Results of Operations and Financial Condition.

Lodging Fund REIT III, Inc. (the “Company”) is providing preliminary unaudited consolidated financial statements of the Company as of and for the year ended December 31, 2022, which financial statements are attached to this Current Report on Form 8-K (the “Current Report”) as Exhibit 99.1 and incorporated herein solely for the purposes of this Item 2.02 disclosure. The information in this Item 2.02 of this Current Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Thirteenth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP, effective as of April 7, 2023

99.1	Preliminary Financial Statements as of and for the Year Ended December 31, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: April 13, 2023	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary